SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): August 24, 2005


                              OCG TECHNOLOGY, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)


         DELAWARE                  0-5186            13-2643655
 ------------------------------  -----------  ----------------------
(State or other jurisdiction of  (Commission     (I.R.S.  Employer
  incorporation or organization)  File Number)   Identification Number)


            56 Harrison Street, Suite 501,  New Rochelle, NY 10801
            ------------------------------------------------------
                   (Address of principal executive offices)


       Registrant's telephone number, including area code: 914-576-8457



             -----------------------------------------------------
             Former name, former address and former fiscal year,
                        if changed since last report.

     TEM 1.02  Termination of a Material Definitive Agreement.

     (1) The share exchange agreement (the "Agreement"), dated March 16, 2005, between the Registrant, OCG Technology, Inc. ( "OCGT"), and the stockholders of Centerstaging Holdings, Inc. ("CMPI") was terminated by CMPI on August
     1, 2005. There are no material relationships between the Registrant or its affiliates and CMPI and its shareholders.

     (2) The Agreement, provided that OCGT would have acquired all of the issued and outstanding capital stock of CMPI in exchange for the issuance of shares of OCGT's Series F
     Preferred stock .

     As a condition to the closing of the Agreement, 100% of the shares of PrimeCare Systems, Inc. ("PSI") owned by OCGT would be distributed as a dividend to OCGT
     stockholders of record on March 22, 2005.   The dividend
     distribution was conditioned on the closing of the Agreement, has been terminated. PSI has withdrawn the registration statement it filed with the Securities and Exchange Commission with respect to the dividend distribution.

     The Agreement also provided that OCGT would cause PSI to offer to each holder warrants to purchase OCGT Common Stock (" OCGT Warrants"), in exchange therefor, a warrant to subscribe for or purchase an equivalent number of shares of stock of PSI on the same terms and conditions as those contained in such corresponding OCGT Warrants (the "Exchange Offer"). The Exchange Offer, which was to occur as of, and was conditioned upon, the closing of the Agreement, has been terminated .

     (3) CMPI terminated the Agreement on the grounds, as provided in the Agreement, that the closing had not taken place on or before July 31, 2005.

     (4) Pursuant to the Agreement CMPI advanced $175,000 to
     OCGT (the "Obligation"). The Obligation is evidenced by a promissory note and is payable on December 31, 2005.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OCG TECHNOLOGY, INC.



                                 By:     /s/ Edward C. Levine
                                         --------------------
                                         Edward C. Levine,
                                           President

     Dated: August 24, 2005